                                 RESCISSION AGREEMENT


     This Rescission Agreement (this "Agreement") is entered into by and among Canmax, Inc., a Wyoming corporation ("Canmax"), Canmax Telecom, Inc., a Texas corporation ("CTI"), USCommunication Services, Inc., James C. Bernet ("Bernet"), Delia O'Donnell ("O'Donnell"), Alan Anderson, in his capacity as the Trustee of the Nationwide Transportation Products, Inc. (subsequently known as USCommunication Services, Inc.) voting trust created under the Trust Agreement dated May 1, 1997 and amended as of December 1, 1997 and January 30, 1998 (the "Trustee") is executed as of this 15th day of June, 1998 to be effective as of January 30, 1998.

                                  R E C I T A L S

     A. Trustee and O'Donnell (the "Shareholders") are the former shareholders of USCommunication Services, Inc., a Delaware corporation ("Old USC"), which was merged into CNMX MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Canmax ("USC"), which continued the historic business operations of USC under the name "USCommunication Services, Inc."

     B. Pursuant to the terms of the Agreement and Plan of Merger dated January 30, 1998 among Canmax, Old USC and USC (the "Merger Agreement"), Old USC was merged (the "Merger") with and into USC and the historic shareholders of Old USC received (a) 1.5 million shares (the "Merger Shares") of common stock, no par value per share, of Canmax (the "Canmax Common Stock"), (b) warrants to acquire 1.5 million shares of Canmax Common Stock at an exercise price of $1.25 per share expiring January 31, 2003 (the "Class A Warrants") and (c) warrants to acquire 1.0 million shares of Canmax Common Stock at an exercise price of $2.00 per share expiring January 31, 2005 (the "Class B Warrants"). Collectively, the Merger Shares, the Class A Warrants and the Class B Warrants are referred to as the "Merger Consideration."

     C. Upon consummation of the Merger Agreement, Canmax, USC and Bernet executed an Employment Contract dated January 30, 1998 (the "Employment Contract"), pursuant to which Bernet was employed by USC and was granted a warrant to acquire 1.0 million shares of Canmax Common Stock at $2.00 per share and an additional 1.0 million shares of Canmax Common Stock at $3.00 per share, in each case subject to certain vesting requirements (collectively, the "Employment Warrants").

     D. Upon consummation of the Merger Agreement, Canmax, USC and Bernet executed a Noncompetition Agreement dated January 30, 1998 (the "Noncompetition Agreement"), pursuant to which Bernet agreed not to compete with Canmax or USC for a period of five years.

     E. In connection with the Merger Agreement, Canmax, USC, O'Donnell and Montreal Trust Company of Canada executed an Escrow Agreement dated as of January 30, 1998 (the "Escrow Agreement"), pursuant to which 0.3 million of the Merger Shares (the "Escrow Shares") were placed into an escrow secure certain indemnification obligations of Old USC (the "Escrow Agreement").

     F. Prior to the date hereof, Canmax has loaned to USC in multiple advances approximately $724,660 (the "Reimbursable Amount") pursuant to the terms of a series of notes, all of which are secured by a blanket lien on all of the assets of USC created pursuant to the terms of a security agreement dated as of January 30, 1998, which notes and security agreement the parties desire to consolidate and restate as of the date hereof.

     G. Canmax and the Shareholders desire to rescind the Merger Agreement and all actions taken pursuant to the Merger Agreement, with the desire that all of the parties be restored to their positions immediately preceding the date of Merger Agreement and that the rescission of the Merger be nontaxable events to either party and treated for tax and all other purposes as if the Merger and all agreements executed in connection therewith had never occurred or existed.

     H. Consistent with the parties' intent to return each party to their original position preceding the Merger, the Reimbursable Amount shall be repayable by USC to Canmax (the repayment of which shall be secured by liens on the assets of USC), and Bernet, O'Donnell and the Trustee have agreed to guarantee the repayment of such reimbursable amount to Canmax, as further provided in separate Guaranties to be executed by each party.

     NOW, THEREFORE, in consideration for the mutual promises and other considerations set forth herein, the parties hereto agree as follows:

     1. RESCISSION OF MERGER AGREEMENT. Canmax, Shareholders and USC hereby rescind the Merger Agreement and, in furtherance thereof:

          (a) DELIVERY OF USC SHARES. Canmax and CTI hereby agree to cause to be delivered to O'Donnell and Trustee a stock certificate (with stock powers duly endorsed in blank) representing all of the outstanding shares of USC (the "USC Shares"), which USC Shares shall be allocated among O'Donnell and the Trustee in the same proportion as the Merger Consideration held by such parties and held by Canmax pursuant to the terms of the Pledge Agreement (defined below). Canmax and CTI hereby jointly and severally represent and warrant to O'Donnell and the Trustee that CTI is the sole owner and holder of such shares and that CTI has the full power and authority to transfer the USC Shares to O'Donnell and Trustee, free of all liens, claims and encumbrances.

          (b) TRANSFER OF MERGER CONSIDERATION. O'Donnell and Trustee hereby agree to deliver to Canmax the stock certificate(s) representing the Merger Shares, along with the original copies of Series A Warrant and the Series B Warrant issued pursuant to Merger Agreement, in each case with stock powers duly endorsed in blank. O'Donnell and the Trustee hereby represent and warrant to Canmax that they are the sole owner and holder of the Merger Shares, Series A Warrant and Series B Warrant held by them and have the full power and authority to transfer all of such securities to Canmax, and that such transfer shall be made free of all liens, claims and encumbrances.

     2. TERMINATION OF ESCROW AGREEMENT. Canmax and O'Donnell hereby agree to execute the joint instructions attached hereto as EXHIBIT A terminating the Escrow Agreement and directing the Escrow Agent to return all of the Escrow Shares to Canmax for cancellation. Canmax shall bear all escrow fees and expenses associated with the termination of the Escrow Agreement.

     3. RESCISSION OF EMPLOYMENT CONTRACT AND EMPLOYMENT WARRANTS. Bernet, USC and Canmax hereby agree to rescind the Employment Contract and Employment Warrants and any and all rights or obligations accruing thereunder, and Bernet shall deliver to Canmax the original copies of each of the Employment Warrants. Bernet represents and warrants to Canmax that he is the sole owner and holder of the Employment Warrants and has the full power and authority to transfer to the Employment Warrants to Canmax, and that such transfer shall be made free and clear of all liens, claims and encumbrances.

     4. RESCISSION OF NONCOMPETITION AGREEMENT. Canmax, USC and Bernet hereby agree to rescind the Noncompetition Agreement and any and all rights and obligations accruing thereunder.

     5. RETURN OF REIMBURSABLE AMOUNT; OPERATING AGREEMENT; DELIVERY AND RELEASE OF PROPERTY; INDEMNITIES.

          (a) O'Donnell, the Trustee and Bernet acknowledge that the loans made to USC by Canmax and/or CTI have been consolidated and are represented by the Restated Promissory Note (the "Note") in the principal amount of $724,660 a copy of which is attached hereto as EXHIBIT B, and that the repayment of the Note is secured pursuant to the terms of the Restated Security Agreement (the "Security Agreement") that has been executed by USC, a copy of which is attached hereto as EXHIBIT C. The Parties agree as to the means pursuant to which the principal amount of the Note was determined based upon information available at the time, and further covenant and agree that if additional or corrected information or documentation becomes available, which, based upon the agreed means of determination, would result in a


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

     mutually acceptable increase or decrease in the principal amount of the Note, that (i) the parties agree to amend the Note in good faith, (ii) such amendment will be effective as of the date of the Note, and (iii) any adjustments to the principal amount (and any accrued interest associated therewith) will be reflected as an adjustment to the final payment(s) under the Note. O'Donnell and the Trustee hereby agree to guaranty the repayment of the Promissory Note, as provided in the separate Guaranties attached hereto as EXHIBIT D and EXHIBIT E, respectively; provided that the recourse of Canmax or CTI pursuant to the Guaranty of the Trustee shall be limited to the shares of USC issued to and held by the Trustee as contemplated pursuant to the terms of this Agreement. Further, O'Donnell and the Trustee hereby agree to execute the Pledge Agreement in the form attached hereto as EXHIBIT F to secure their obligations under their respective Guaranties. As additional consideration for the rescission transactions contemplated herein and Bernet's anticipated receipt of benefits to be derived from his employment relationship with USC, Bernet hereby agrees to execute a Guaranty in favor of CTI in the form attached hereto as EXHIBIT G.

          (b) During the sixty (60) day period following the date hereof, USC agrees to permit Canmax, CTI or any other entity controlled by Canmax (collectively, the "User") to use the long distance "switch" operated by USC (the "Switch") at USC's actual cost for the same (without mark-up), and User shall make payments for the services utilized within thirty (30) days of its receipt of an invoice from USC for same; provided that if the amount due by User to USC under this Section 5(b) exceeds at any time $90,000, User shall pay any amount in excess of $90,000 by wire transfer within one
     (1) business day of its receipt of written demand therefor; provided further that if User fails to make the payment of such excess amount within one (1) business day, USC may block or prohibit any further use of Switch by User until such time as payment is received, without any notice or liability therefor. Canmax and USC acknowledge and agree that although Canmax has distributed a "Latin American" card bearing the USC trade name, Canmax or its designated User shall be entitled to receive all revenues, and shall bear all expenses, attributable to such long distance phone card.

          (c) Promptly following the execution of this Agreement, (i) Canmax and CTI shall deliver to USC all property of USC which is in their possession, including, without limitation, all revenues received on account of the business of USC since May 27, 1998 (along with an appropriately detailed accounting thereof) and (ii) USC shall deliver to Canmax any property of Canmax which is in its possession. If USC timely makes the payment due under the Note on July 15, 1998 and is not otherwise in default under the documents executed in connection therewith, Canmax and CTI agree to give all consents necessary to release to USC any equipment leased by USC from InterLott and to permit the immediate use of such equipment by USC.

          (d) USC hereby indemnifies and agrees to defend Canmax and CTI harmless from and against all losses, claims, damages or liabilities arising from any claims by any person or entity supplying goods, services, inventory or equipment, or otherwise extending credit, to USC for which Canmax or CTI has, or is alleged to have, guaranteed or otherwise assumed responsibility for payment, or otherwise arising from the business operations of USC.

          (e) Canmax and CTI hereby indemnify USC from and against any costs attributable to the use of the Switch by any User and any other liabilities or damages arising therefrom and attributable to the negligent acts or omissions of any User.

          (f) Canmax and CTI agree that they shall not assert any breach hereunder or documents executed herewith attributable to liabilities or liens existing as of the date hereof and disclosed to Canmax.

     6. RESIGNATION OF BERNET. Concurrent with the execution of this Agreement, Bernet and John Melideo shall resign from the Board of Directors of Canmax.

     7. CONFIDENTIALITY. Except as otherwise required by law, and in such instance, strictly limited to the minimum disclosure requirements thereof, the parties hereto agree to keep in strict confidence any confidential or proprietary matters of the other until June 15, 2000. Other than the "Latin American" cards that have been


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distributed prior to the date hereof as described in Section 5(b) above, from and after the date hereof, no party shall use or otherwise exploit the tradenames, trademarks, company names, fictitious names or trade dress of any other party.

     8. MUTUAL RELEASE. In consideration of the mutual covenants set forth herein, the payment of the Reimbursable Amount and the execution of the documents contemplated hereby, Canmax and CTI (collectively, the "Canmax Parties"), as one party, and Bernet, USC, O'Donnell and the Trustee (collectively, the "Bernet Parties"), as the other party, for themselves, their successors and assigns do hereby release, acquit and forever discharge each and the other, their officers, directors, stockholders, agents, representatives, attorneys, successors and assigns from all claims, causes of action, demands, suits, damages and warranties, known or unknown, existing or threatened, of whatever kind or nature, whether heretofore, or hereafter accruing, whether now known or not known to the parties for or because of any matter or thing done, omitted, or failed to be done by such parties prior to and including the date hereof, in any way directly or indirectly arising out of any transactions between the parties occurring prior to the date of this Agreement; provided that the release contained herein shall not (a) affect any of the rights or obligations of (i) the Canmax Parties or the Bernet Parties created hereunder or under any of the agreements that are executed in connection herewith, or
(ii) the Bernet Parties for any obligations or liabilities of the Canmax Parties arising from the business operations of USC (including, without limitation any claims by any person or entity supplying goods, services, credit, equipment or inventory to USC for which Canmax or CTI has, or is alleged to have, guaranteed or otherwise assumed responsibility for payment), or (b) release any party from any damages or liability for fraud (other than arising from any representations or warranties contained in or made at the time of the Merger Agreement, any liabilities for which are hereby released). Each party represents that it owns the claims which it is releasing and has not assigned any of its rights to any other person or entity, that it is represented by legal counsel and has had the opportunity to review the provisions of this Section 8 with legal counsel, that they fully understand the terms and conditions of this Section 8, and that the persons signing this agreement have the authority to execute this Agreement on behalf of the party represented. Further, the parties hereby agree to execute any additional documents necessary to effectuate the terms of this Section 8.

     9. SECTION 1542 WAIVER. Notwithstanding Section 1542 of the California Civil Code, if applicable, to any party hereto, which provides that "A general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him must have materially affected his settlement with the debtor," the general release set forth above shall constitute a full release in accordance with its terms. Each party knowingly and voluntarily waives the provisions of Section 1542, and acknowledges and agrees that this waiver is an essential and material term of this Agreement.

     10. FURTHER ASSURANCES. It is expressly agreed that this Agreement to rescind the transactions described above is to be construed as a complete and full rescission of all rights and obligations under such transactions. The parties agree that upon the request of any of the parties, they will execute and deliver such further documents and undertake such further actions as may be reasonably required to effect any of the agreements contained herein.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Each party hereby agrees that venue for any action arising out of this Agreement shall be proper in Dallas County, Texas.

     12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which, taken together, shall constitute one and the same document.

     13. EXHIBITS. All exhibits attached hereto are incorporated herein by this reference.

     14. AMENDMENTS. This Agreement may not be amended except by the written agreement of all parties affected by such amendment.


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


EXECUTED as of this 15th day of June, to be effective as of January 30, 1998.


                                             CANMAX INC.


                                             By:/s/ Roger D. Bryant
                                                ----------------------------
                                                Roger D. Bryant, President



                                             CANMAX TELECOM, INC.


                                             By: /s/ Roger D. Bryant
                                                ----------------------------
                                                Roger D. Bryant, President



                                             USCOMMUNICATION SERVICES, INC.


                                             By: /s/ James C. Bernet
                                                ----------------------------
                                                James C. Bernet, President


                                             /s/ Alan Anderson
                                             -------------------------------
                                                Alan Anderson, Trustee

                                             /s/ James C. Bernet
                                             -------------------------------
                                                James C. Bernet


                                             /s/ Delia O'Donnell
                                             -------------------------------
                                                Delia O'Donnell




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